TELUS INTERNATIONAL (CDA) INC. DODD-FRANK CLAWBACK POLICY The Human Resources Committee of the Board of Directors (the “Committee”) of TELUS International (Cda) Inc. (the “Company”) has adopted this Dodd-Frank Clawback Policy (this “Policy”) in accordance with the applicable provisions of The New York Stock Exchange Listed Company Manual (the “Clawback Rules”), promulgated pursuant to the final rules adopted by the Securities and Exchange Commission enacting the clawback standards under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee is responsible for administering this Policy. Capitalized terms not otherwise defined in this Policy have the meanings given to them under the Clawback Rules, which are attached to this Policy as Appendix A. Recovery of Erroneously Awarded Incentive Compensation. The Company shall comply with the Clawback Rules and reasonably promptly recover Erroneously Awarded Compensation Received by current or former Executive Officers of the Company (“Covered Individuals”) as required by the Clawback Rules. In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Committee may determine not to not recover Erroneously Awarded Compensation pursuant to this Policy in circumstances where non-enforcement is expressly permitted by the Clawback Rules, including where recovery would violate applicable home country laws in effect before November 28, 2022. Covered Individuals. The Committee shall determine the Company’s Covered Individuals, which shall be the current and former Executive Officers of the Company. For purposes of this Policy, “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. An executive officer of the Company’s parent or subsidiary is deemed an executive officer of the Company if the executive officer performs such policy making functions for the Company. Identification of an Executive Officer for purposes of this Policy and Section 303A.14 of the New York Stock Exchange Listed Company Manual would include at a minimum executive officers identified pursuant to 17 CFR 229.401(b). Covered Compensation. This Policy applies to the Incentive-based Compensation Received by a Covered Individual: (1) after such Covered Individual began service as an Executive Officer; (2) who served as an Executive Officer at any time during the performance period for that Incentive- based Compensation; (3) while the Company has a class of securities listed on a national

2 securities exchange or a national securities association; and (4) during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described above (or during any transition period, that results from a change in the Company’s fiscal year, within or immediately following those three completed fiscal years, as determined in accordance with the Clawback Rules). The amount of Incentive-based Compensation subject to this Policy is the Erroneously Awarded Compensation, which is be the amount of Incentive-based Compensation Received by a Covered Individual that exceeds the amount of Incentive-based Compensation that otherwise would have been Received by the Covered Individual had it been determined based on the restated amount (or otherwise determined in accordance with the Clawback Rules), and will be computed without regard to any taxes paid by the Covered Individual (or withheld from the Incentive-based Compensation). The Committee shall make all determinations regarding the amount of Erroneously Awarded Compensation. Method of Recovery. The Committee shall determine, in its sole discretion, the manner in which any Erroneously Awarded Compensation shall be recovered. Methods of recovery may include, but are not limited to: (1) seeking direct repayment from the Covered Individual; (2) reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement pursuant to which the incentive-based compensation was paid) the amount that would otherwise be payable to the Covered Individual under any compensation, bonus, incentive, equity and other benefit plan, agreement, policy or arrangement maintained by the Company or any of its affiliates; (3) canceling any award (whether cash- or equity-based) or portion thereof previously granted to the Covered Individual; or (4) any combination of the foregoing. No-Fault Basis. This Policy applies on a no-fault basis, and Covered Individuals will be subject to recovery under this Policy without regard to their personal culpability. Other Company Arrangements. This Policy shall be in addition to, and not in lieu of, any other clawback, recovery or recoupment policy maintained by the Company from time to time, as well as any clawback, recovery or recoupment provision in any of the Company’s plans, awards or individual agreements (including the clawback, recovery and recoupment provisions in the Company’s equity award agreements) (collectively, “Other Company Arrangement”) and any other rights or remedies available to the Company, including termination of employment; provided, however, that there is no intention to, nor shall there be, any duplicative recoupment of the same compensation under more than one policy, plan, award or agreement. In addition, no Other Company Arrangement shall serve to restrict the scope or the recoverability of Erroneously Awarded Compensation under this Policy or in any way limit recovery in compliance with the Clawback Rules. No Indemnification. Notwithstanding anything to the contrary set forth in any policy, arrangement, bylaws, charter, certificate of incorporation or plan of the Company or any individual agreement between a Covered Individual and the Company or any of its affiliates, no Covered Individual shall be entitled to indemnification from the Company or any of its affiliates for the amount that is or may be recovered by the Company pursuant to this Policy; provided, however, that to the extent expense advancement or reimbursement is available to a Covered Individual, this Policy shall not serve to prohibit such advancement or reimbursement.

3 Administration; Interpretation. The Committee shall interpret and construe this Policy consistent with the Clawback Rules and applicable laws and regulation and shall make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Committee shall be final, binding and conclusive on all affected individuals. As required by the Clawback Rules, the Company shall provide public disclosures related to this Policy and any applicable recoveries of Erroneously Awarded Compensation. To the extent this Policy conflicts or is inconsistent with the Clawback Rules, the Clawback Rules shall govern. In no event is this Policy intended to be broader than, or require recoupment in addition to, that required pursuant to the Clawback Rules. Amendment or Termination of this Policy. The Committee reserves the right to amend this Policy at any time and for any reason, subject to applicable law and the Clawback Rules. To the extent that the Clawback Rules cease to be in force or cease to apply to the Company, this Policy shall also cease to be in force. Approved and Adopted: effective date of this policy is the effective date of the Clawback Rules

4 COVERED INDIVIDUAL ACKNOWLEDGMENT I, [INSERT NAME], acknowledge that I have received a copy of the Company’s Clawback Policy (the “Policy”) and the SEC Clawback Rules (the “Rules”) and acknowledge that I have read and understood them. I further acknowledge that the Policy applies to my Incentive-Based Compensation, including compensation under this Agreement, as defined in the Clawback Rules, and I agree to take all actions that may be required to assist the Company in complying with the Policy and the Rules. COVERED INDIVIDUAL _____________________ Name: Date:

A-1 Appendix A Clawback Rules NYSE Listed Company Manual * * * * * 303A.00 Introduction * * * * * Closed-End and Open-End Funds The Exchange considers the significantly expanded standards and requirements provided for in Section 303A to be unnecessary for closed-end and open-end management investment companies that are registered under the Investment Company Act of 1940, given the pervasive federal regulation applicable to them. However, closed-end funds must comply with the requirements of Sections 303A.06, 303A.07(a), 303A.07(b), 303A.08 and 303A.12 with the following exceptions. A closed end fund is not required to comply with the director independence requirements of Section 303A.02 incorporated into Section 303A.07(a). A closed end fund is also not required to comply with the Disclosure Requirements in Section 303A.07(a), when a director serves on multiple boards in the same fund complex as such service will be counted as one board for purposes of Section 303A. In addition, a closed-end fund is not required to make the audit committee charter required by Section 303A.07(b) available on or through its website. In addition, all closed-end funds are required to comply with the requirements of Section 303A.14. Business development companies, which are a type of closed-end management investment company defined in Section 2(a)(48) of the Investment Company Act of 1940 that are not registered under that act, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Section 303A.02 and the Section 303A.02 director independence requirements incorporated into 303A.07(a). For purposes of Sections 303A.01, 303A.03, 303A.04, 303A.05 and 303A.09, a director of a business development company shall be considered to be independent if he or she is not an "interested person" of the company, as defined in Section 2(a)(19) of the Investment Company Act of 1940. As required by Rule 10A-3 under the Exchange Act, open-end funds (which can be listed as Investment Company Units, more commonly known as Exchange Traded Funds or ETFs) are required to comply with the requirements of Sections 303A.06 and 303A.12(b) and (c). In addition, all open-end funds are required to comply with the requirements of Section 303A.14. Rule 10A-3(b)(3)(ii) under the Exchange Act requires that each audit committee must establish procedures for the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters. In view of the external management structure often employed by closed-end and open-end funds, the Exchange also

A-2 requires the audit committees of such companies to establish such procedures for the confidential, anonymous submission by employees of the investment adviser, administrator, principal underwriter, or any other provider of accounting related services for the management company, as well as employees of the management company. This responsibility must be addressed in the audit committee charter. Other Entities Except as otherwise required by Rule 10A-3 under the Exchange Act (for example, with respect to open-end funds), Section 303A does not apply to passive business organizations in the form of trusts (such as royalty trusts) or to derivatives and special purpose securities (such as those described in Sections 703.19 and 703.20). To the extent that Rule 10A-3 applies to a passive business organization, listed derivative or special purpose security, such entities are required to comply with Sections 303A.06 and 303A.12(b). In addition, all such entities are required to comply with the requirements of Section 303A.14. Foreign Private Issuers Listed companies that are foreign private issuers (as such term is defined in Rule 3b-4 under the Exchange Act) are permitted to follow home country practice in lieu of the provisions of this Section 303A, except that such companies are required to comply with the requirements of Sections 303A.06, 303A.11 and 303A.12(b) and (c). In addition, all foreign private issuers are required to comply with the requirements of Section 303A.14. Smaller Reporting Companies Listed companies that satisfy the definition of smaller reporting company in Exchange Act Rule 12b-2 are not required to comply with Section 303A.02(a)(ii) and the second paragraph of the Commentary to Section 303A.02(a). However, smaller reporting companies must comply with all applicable requirements under Section 303A.05, with the exception of Section 303A.05(c)(iv). Preferred and Debt Listings Section 303A does not generally apply to companies listing only preferred or debt securities on the Exchange. To the extent required by Rule 10A-3 under the Exchange Act, all companies listing only preferred or debt securities (including securities listed under Sections 703.21 and 703.22) on the NYSE (including securities listed under Rule 5.2(j)) are required to comply with the requirements of Sections 303A.06 and 303A.12(b) and (c). In addition, all companies listing only preferred or debt securities on the NYSE (including securities listed under Rule 5.2(j)) are required to comply with the requirements of Section 303A.14. * * * * * 303A.14 Erroneously Awarded Compensation (a) This Section 303A.14 prohibits the initial or continued listing of any security of an issuer that is not in compliance with the requirements of any portion hereof.

A-3 (b) Implementation. (i) The effective date (“Effective Date”) of this Section 303A.14 is October 2, 2023. (ii) Each listed issuer must adopt the recovery policy required by this Section 303A.14 (“Recovery Policy”) no later than 60 days following the Effective Date. (iii) Each listed issuer must comply with its Recovery Policy for all incentive-based compensation Received (as such term is defined in Section 303A.14(e) below) by executive officers on or after the Effective Date. (iv) Each listed issuer must provide the required disclosures in the applicable SEC filings required on or after the Effective Date. (c) Requirements. The requirements of this Section 303A.14 are as follows: (1) Recovery of Erroneously Awarded Compensation. The issuer must adopt and comply with a written Recovery Policy providing that the issuer will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. (i) The issuer’s Recovery Policy must apply to all incentive-based compensation received by a person: (A) After beginning service as an executive officer; (B) Who served as an executive officer at any time during the performance period for that incentive-based compensation; (C) While the issuer has a class of securities listed on a national securities exchange or a national securities association; and (D) During the three completed fiscal years immediately preceding the date that the issuer is required to prepare an accounting restatement as described in paragraph (c)(1) of this Section 303A.14. In addition to these last three completed fiscal years, the recovery policy must apply to any transition period (that results from a change in the issuer’s fiscal year) within or immediately following those three completed fiscal years. However, a transition period between the last day of the issuer’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months would be deemed a completed fiscal year. An issuer’s obligation to recover erroneously awarded compensation is not dependent on if or when the restated financial statements are filed.

A-4 (ii) For purposes of determining the relevant recovery period, the date that an issuer is required to prepare an accounting restatement as described in paragraph (c)(1) of this Section 303A.14 is the earlier to occur of: (A) The date the issuer’s board of directors, a committee of the board of directors, or the officer or officers of the issuer authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the issuer is required to prepare an accounting restatement as described in paragraph (c)(1) of this Section 303A.14; or (B) The date a court, regulator, or other legally authorized body directs the issuer to prepare an accounting restatement as described in paragraph (c)(1) of this Section 303A.14. (iii) The amount of incentive-based compensation that must be subject to the issuer’s recovery policy (“erroneously awarded compensation”) is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, and must be computed without regard to any taxes paid. For incentive-based compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement: (A) The amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive- based compensation was received; and (B) The issuer must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange. (iv) The issuer must recover erroneously awarded compensation in compliance with its recovery policy except to the extent that the conditions of paragraphs (c)(1)(iv)(A), (B), or (C) of this Section 303A.14 are met, and the issuer’s committee of independent directors responsible for executive compensation decisions, or in the absence of such a committee, a majority of the independent directors serving on the board, has made a determination that recovery would be impracticable. (A) The direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on expense of enforcement, the issuer must make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange. (B) Recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on violation of home country law, the issuer must obtain an opinion of home country counsel, acceptable to the Exchange, that recovery would result in such a violation, and must provide such opinion to the Exchange.

A-5 (C) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. (v) The issuer is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded compensation. (2) The issuer must file all disclosures with respect to such Recovery Policy in accordance with the requirements of the Federal securities laws, including the disclosure required by the applicable Commission filings. (d) General Exemptions. The requirements of this Section 303A.14 do not apply to the listing of: (1) A security futures product cleared by a clearing agency that is registered pursuant to section 17A of the Act (15 U.S.C. 78q-1) or that is exempt from the registration requirements of section 17A(b)(7)(A) (15 U.S.C. 78q-1(b)(7)(A)); (2) A standardized option, as defined in 17 CFR 240.9b-1(a)(4), issued by a clearing agency that is registered pursuant to section 17A of the Act (15 U.S.C. 78q-1); (3) Any security issued by a unit investment trust, as defined in 15 U.S.C. 80a-4(2); (4) Any security issued by a management company, as defined in 15 U.S.C. 80a-4(3), that is registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8), if such management company has not awarded incentive-based compensation to any executive officer of the company in any of the last three fiscal years, or in the case of a company that has been listed for less than three fiscal years, since the listing of the company. (e) Definitions. Unless the context otherwise requires, the following definitions apply for purposes of this Section 303A.14: Executive Officer. An executive officer is the issuer’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy- making functions for the issuer. Executive officers of the issuer’s parent(s) or subsidiaries are deemed executive officers of the issuer if they perform such policy making functions for the issuer. In addition, when the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the issuer is a trust, officers, or employees of the trustee(s) who perform policy-making functions for the trust are deemed officers of the trust. Policy- making function is not intended to include policy- making functions that are not significant. Identification of an executive officer for purposes of this Section 303A.14 would include at a minimum executive officers identified pursuant to 17 CFR 229.401(b).

A-6 Financial reporting measures. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the issuer’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Commission. Incentive-based compensation. Incentive-based compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Received. Incentive-based compensation is deemed received in the issuer’s fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period. 304.00 Classified Boards of Directors * * * * * 802.01E SEC Annual and Quarterly Report Timely Filing Criteria * * * * * In determining whether an Additional Cure Period after the expiration of the Initial Cure Period is appropriate, the Exchange will consider the likelihood that the Delinquent Report and all Subsequent Reports can be filed or refiled, as applicable, during the Additional Cure Period, as well as the company's general financial status, based on information provided by a variety of sources, including the company, its audit committee, its outside auditors, the staff of the SEC and any other regulatory body. The Exchange strongly encourages companies to provide ongoing disclosure on the status of the Delinquent Report and any Subsequent Reports to the market through press releases, and will also take the frequency and detail of such information into account in determining whether an Additional Cure Period is appropriate. If the Exchange determines that an Additional Cure Period is appropriate and the company fails to file the Delinquent Report and all Subsequent Reports by the end of such Additional Cure Period, suspension and delisting procedures will commence immediately in accordance with the procedures set out in Section 804.00. In no event will the Exchange continue to trade a company’s securities if that company (i) has failed to cure its Filing Delinquency or (ii) is not current with all Subsequent Reports, on the date that is twelve months after the company’s initial Filing Delinquency. 802.01F Noncompliance with Section 303A.14 (Erroneously Awarded Compensation) (a) Suspension of Trading in the Event of Noncompliance with Section 303A.14 In the event that the Exchange determines that a listed issuer is non-compliant with any of the provisions of Section 303A.14 (Erroneously Awarded Compensation) and such listed issuer does not regain compliance with such provision within any compliance period provided by the

A-7 Exchange under Section 802.01F(c) below, all the listed securities of such issuer will be immediately suspended and the Exchange will immediately commence delisting procedures with respect to all such listed securities. A listed issuer will not be eligible to follow the procedures outlined in Sections 802.02 and 802.03 with respect to such a delisting determination, and any such listed issuer will be subject to delisting procedures as set forth in Section 804. (b) Events of Noncompliance with Section 303A.14 A listed issuer will be deemed to be below standards in the event of any failure by such listed issuer to comply with any requirement of Section 303A.14 (a “Clawback Requirement Delinquency”). The listed issuer would be required to notify the Exchange in writing within five days of any type of Clawback Requirement Delinquency. When the Exchange determines that a Clawback Requirement Delinquency has occurred, the Exchange will promptly send written notification (the “Clawback Requirement Delinquency Notification”) to a listed issuer of the procedures set forth below. Within five days of the date of receipt of a Clawback Requirement Delinquency Notification, the listed issuer will be required to (a) contact the Exchange to discuss the status of resolution of the Clawback Requirement Delinquency and (b) issue a press release disclosing the occurrence of the Clawback Requirement Delinquency, the reason for the Clawback Requirement Delinquency and, if known, the anticipated date the Clawback Requirement Delinquency will be cured. If the listed issuer has not issued the required press release within five days of the date of the Clawback Requirement Delinquency Notification, the Exchange will issue a press release stating that the issuer has incurred a Clawback Requirement Delinquency and providing a description thereof. (c) Cure Periods for Events of Noncompliance with Section 303A.14 During the six-month period from the date of the Clawback Requirement Delinquency (the “Initial Clawback Requirement Delinquency Cure Period”), the Exchange will monitor the listed issuer and the status of resolution of the Clawback Requirement Delinquency, including through contact with the listed issuer, until the Clawback Requirement Delinquency is cured. If the listed issuer fails to cure the Clawback Requirement Delinquency within the Initial Clawback Requirement Delinquency Cure Period, the Exchange may, in its sole discretion, allow the listed issuer’s securities to be traded for up to an additional six-month period (the “Additional Clawback Requirement Delinquency Cure Period”) depending on the listed issuer’s specific circumstances and as described in Section 802.01F(d) below. If the Exchange determines that an Additional Clawback Requirement Delinquency Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 804.00 of the Listed Company Manual. A listed issuer is not eligible to follow the procedures outlined in Sections 802.02 and 802.03 with respect to these criteria. Notwithstanding the foregoing, however, the Exchange may in its sole discretion decide (i) not to afford a listed issuer any Initial Clawback Requirement Delinquency Cure Period or Additional Clawback Requirement Delinquency Cure Period, as the case may be, at all, or (ii) at any time during the Clawback Requirement Delinquency Cure Period or Additional Clawback Requirement Delinquency Cure Period, to truncate the cure period and immediately commence suspension and delisting procedures if the listed issuer is subject to delisting pursuant to any other provision of the Listed Company Manual, including if the Exchange believes, in the Exchange’s sole discretion, that continued listing and trading of a listed issuer’s securities on the Exchange is inadvisable or unwarranted in accordance with Sections 802.01A, 802.01B, 802.01C, 802.01D or 802.01E of the Listed Company Manual.

A-8 In determining whether an Initial Clawback Requirement Delinquency Cure Period or Additional Clawback Requirement Delinquency Cure Period is appropriate, or whether such period should be truncated, the Exchange will consider the likelihood that the Clawback Requirement Delinquency can be cured during such period. The Exchange may also commence suspension and delisting procedures without affording any cure period at all or at any time during the Initial Clawback Requirement Delinquency Cure Period or Additional Clawback Requirement Delinquency Cure Period if the Exchange believes, in the Exchange’s sole discretion, that it is advisable to do so on the basis of an analysis of all relevant factors. (d) Additional Cure Period for Events of Noncompliance with Section 303A.14 In determining whether an Additional Clawback Requirement Delinquency Cure Period after the expiration of the Initial Clawback Requirement Delinquency Cure Period is appropriate, the Exchange will consider the likelihood that the Clawback Requirement Delinquency can be cured during the Additional Clawback Requirement Delinquency Cure Period. If the Exchange determines that an Additional Clawback Requirement Delinquency Cure Period is appropriate and the listed issuer fails to cure its Clawback Requirement Delinquency by the end of that period, suspension and delisting procedures will commence immediately in accordance with the procedures set out in Section 804.00. In no event will the Exchange continue to trade a listed issuer’s securities if that listed issuer has failed to cure its Clawback Requirement Delinquency on the date that is twelve months after the date of sending of the Clawback Requirement Delinquency Notification. * * * * *